Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Independent Ceritified Public Accountants" and to the use of our report dated December 29, 1999, in this Registration Statement (File Numbers 333-89357 and 811-09635) of Valgro Funds, Inc.

Grant Thornton LLP

Chicago, Illinois
February 2, 2000